Exhibit 99.1


       ADC Reports Results for the Fourth Fiscal Quarter 2005;
Year-Over-Year Growth in Sales of 14% (10% Excluding 2005 Acquisitions)



   MINNEAPOLIS--(BUSINESS WIRE)--Dec. 13, 2005--

 ADC Grows to $1.2 Billion in Sales in Fiscal Year 2005 On 51% Annual
          Growth (22% Excluding 2004 and 2005 Acquisitions);
  Fiscal 2005 Diluted GAAP Earnings Per Share Increased 148% To $0.72

   --  Net Sales from Continuing Operations for 4Q05 Were $302
        Million, Up 14% from 4Q04 (Excluding 2005 Acquisitions, 4Q05 Sales Up 10% from 4Q04)

   --  Year-Over-Year Sales Growth Driven by Increased Sales of
        Global Connectivity Solutions, As Well As Digivance(R)
        Wireless Systems and Professional Services Partially Offset by Lower Sales of Wireline Systems and Wireless Amplifiers

   --  International Sales Were 45% of Total Sales; United States
        Sales Grew 18% from 4Q04

   --  $0.02 GAAP Diluted Earnings Per Share from 4Q05 Continuing
        Operations (Includes Deduction of $0.16 for Restructuring and Impairment Charges, Amortization of Purchased Intangibles and FONS Employee Retention Expense) Compared to $0.13 in 4Q04 (Includes Deduction of $0.03 for Restructuring and Impairment Charges and Amortization of Purchased Intangibles)

   --  Total Cash Provided By Operating Activities from Continuing
        Operations Was $48 Million

   --  Total Cash and Securities (Short- and Long-term) Were $481
        Million at Quarter End

   ADC (NASDAQ:ADCT, www.adc.com) today announced results for its fourth fiscal quarter ended October 31, 2005 prepared in accordance with generally accepted accounting principles (GAAP). The results are summarized below for ADC and its operating segments, Broadband Infrastructure and Access, and Professional Services, on a continuing operations basis.
   "We had a great year in 2005 and I am excited about the long-term future of ADC," said Robert E. Switz, president and CEO of ADC. "In fiscal 2005, we successfully executed our growth strategy and strengthened ADC's position as a global leader in communications network infrastructure solutions. Our mission for fiscal year 2005 was to achieve strong and profitable year-over-year growth. We achieved that goal by growing faster than the overall market and surpassed $1 billion in sales."
   "For our continuing operations, fiscal year 2005 sales of $1.2 billion grew 51% and GAAP diluted earnings per share of $0.72 increased 148%," added Switz. "Excluding our acquisitions in fiscal years 2004 and 2005, our sales growth was 22%, significantly exceeding the industry growth rate of global communications equipment sales at approximately 9% and our peers' sales growth of approximately 3%-13%, excluding their acquisitions. Fiscal year 2005 growth was driven by broad-based customer demand across ADC's comprehensive telephone, wireless, cable, broadcast and enterprise solutions. This was a tremendous accomplishment given the industry's growth rate, industry consolidation among our customers, increased price pressures and rapid changes to new network architectures, such as fiber-to-the-X, Internet Protocol service delivery, next-generation wireless and high-speed enterprise connectivity."



GAAP Results (dollars in millions, except per share amounts), Continuing Operations

                               2005           2005           2004
ADC Results               Fourth Quarter Third Quarter  Fourth Quarter
------------------------- -------------- -------------- --------------
Net sales                        $301.6          314.6          263.7
  Percent outside U.S.             45.2%          42.9%          47.1%
Gross margin                       35.2%          36.8%          38.0%
Amortization of purchased
 intangibles                       $5.4            2.9            4.4
Write-off of FONS-related
 acquisition charges
 (primarily in-process
 research and
 development)                      $4.5              -              -
Restructuring and
 impairment charges                $7.6            1.0           (0.3)
FONS employee retention
 expense                           $1.6              -              -
Operating margin                    1.6%          10.5%           5.6%
Income from continuing
 operations                        $2.5           34.1           15.6
Earnings per share from
 continuing operations -
 diluted                          $0.02           0.28           0.13


   Earnings per share for all periods are calculated giving effect to our one-for-seven reverse stock split, which became effective on May 10, 2005.

   Restructuring and Impairment Charges, Amortization of Purchased Intangibles, Write-Off of Acquisition-Related Charges and FONS
Employee Retention Expense

   The table below shows the impact of restructuring and impairment charges, amortization of purchased intangibles, write-off of acquisition-related charges and FONS employee retention expense included in GAAP results. In addition, the table reconciles GAAP results to adjusted income from continuing operations and related earnings per share to enable analysis of the impact of these charges, expenses and amortization.



Reconciliation of
 Adjusted Income and EPS
(dollars in millions,
 except per share              2005           2005           2004
 amounts)                 Fourth Quarter Third Quarter  Fourth Quarter
------------------------- -------------- -------------- --------------
GAAP income from
 continuing operations             $2.5           34.1           15.6
Amortization of purchased
 intangibles                       $5.4            2.9            4.4
Write-off of FONS-related
 acquisition charges
 (primarily in-process
 research and
 development)                      $4.5              -              -
Restructuring and
 impairment charges                $7.6            1.0           (0.3)
FONS employee retention
 expense                           $1.6              -              -
                          -------------- -------------- --------------
Adjusted income from
 continuing operations            $21.6           38.0           19.7
                          ============== ============== ==============
Adjusted earnings per
 share from continuing
 operations - diluted             $0.18           0.31           0.16
                          ============== ============== ==============
Average shares
 outstanding - diluted
 (millions)                       131.9          131.4          130.0
Convertible note interest
 add back in EPS
 computation                        2.5            2.3            1.6


   ADC's Strong Cash Flows in the Three Months Ended October 31, 2005

   "In addition to our strong year-over-year growth in sales and adjusted diluted EPS from continuing operations, we generated $48 million of total cash provided by operating activities from continuing operations in the three months ended October 31, 2005," said Gokul Hemmady, ADC's chief financial officer. "This strong cash flow generation helped to pay for a portion of the Fiber Optic Network Solutions (FONS) acquisition. We believe that our cash and securities balance of $481 million at the end of October 2005 provides ample funds for further investments in new product development to capture future growth opportunities in fiber, Internet Protocol, Ethernet, wireless and enterprise networks worldwide."

   Other GAAP Data & Related Statistics

   Below are summarized certain ADC balance sheet and cash flow information on a GAAP basis and related statistics:



Balance Sheet Data and
 Related Statistics          October 31,       July 29,    October 31,
(dollars in millions)               2005           2005           2004
------------------------- -------------- -------------- --------------
Cash and cash equivalents
 - unrestricted                   $95.1          101.2           66.2
Short-term available for
 sale securities                 $350.3          474.3          434.6
Long-term available for
 sale securities                  $12.1           16.6           26.8
Restricted cash                   $23.6           16.5           21.9
                          -------------- -------------- --------------
Total cash and securities        $481.1          608.6          549.5
                          ============== ============== ==============
Current ratio                       3.0            3.6            2.8
Long-term notes payable          $400.0          400.0          400.0


   ADC's total cash and securities (short- and long-term) were $481 million on October 31, 2005. The decrease from the previous quarter was primarily a result of the acquisition of FONS for $166 million on August 26, 2005. This decrease was partially offset by $48 million of cash provided by operating activities from continuing operations. The decrease from October 31, 2004 was primarily a result of $173 million in payments for the FONS and OpenCell acquisitions partially offset by $58 million of cash provided by operating activities from continuing operations and the remainder primarily being proceeds from divestitures and asset sales in fiscal 2005. ADC believes that the remaining cash and securities balance is sufficient for organic growth plans in ADC's core business as $200 million of convertible notes do not mature until June 15, 2008, and the other $200 million of convertible notes do not mature until June 15, 2013. All convertible notes have a conversion price of $28.091 per share. In addition, ADC's deferred tax assets, which are nearly fully reserved at this time, should reduce its income tax payable on taxable earnings in future years.



Cash Flow Data and
 Related Statistics            2005           2005           2004
(dollars in millions)     Fourth Quarter Third Quarter  Fourth Quarter
------------------------- -------------- -------------- --------------
Total cash provided by
 (used in) operating
 activities from
 continuing operations            $47.9           26.7           42.8
Total cash provided by
 (used in) operating
 activities from
 discontinued operations           $0.9           (1.5)         (20.8)
Days sales outstanding             58.4           58.3           53.3
Inventory turns -
 annualized                         5.6            6.1            6.7
Depreciation and
 amortization                     $17.9           14.3           12.5
Property and equipment
 additions, net of
 (disposals)                      $11.8            7.7           (0.5)


   In the quarter ended October 31, 2005, total cash provided by operating activities from continuing operations was a result of income excluding primarily depreciation and amortization expense, as well as a decrease in working capital investments. In the quarter ended July 29, 2005, total cash provided by operating activities from continuing operations was a result of income excluding primarily depreciation and amortization expense, partially offset by an increase in working capital investments. In the quarter ended October 31, 2004, total cash provided by operating activities from continuing operations was primarily from income excluding primarily depreciation and amortization expense, as well as a decrease in working capital investments.
   Total employees were approximately 8,200 as of October 31, 2005 compared to approximately 8,600 on July 29, 2005 and approximately 7,500 as of October 31, 2004. The decrease from July 29, 2005 was a result of ADC reducing its manufacturing workforce in Mexico by approximately 400 employees as previously announced. The year-over-year increase in employees in the quarter was primarily a result of increased manufacturing capacity in Mexico to support higher sales volumes offset by fiscal 2004 divestitures closed in fiscal 2005 and workforce reductions related to the integration of the KRONE acquisition.

   GAAP Segment Results (dollars in millions), Continuing Operations

   Below are summarized the results for our two operating segments, Broadband Infrastructure and Access (BIA) and Professional Services
(PS):



                                         BIA           PS Consolidated
                                ------------ ------------ ------------
2005 Fourth Quarter:
Net sales                            $249.5         52.1        301.6
Amortization of purchased
 intangibles                           $4.9          0.5          5.4
Write-off of FONS-related
 acquisition charges (primarily
 in-process research and
 development)                          $4.5            -          4.5
Restructuring and impairment
 charges                               $3.7          3.9          7.6
FONS employee retention expense        $1.6            -          1.6
Operating income (loss)               $15.2        (10.5)         4.7
2005 Third Quarter:
Net sales                            $259.4         55.2        314.6
Amortization of purchased
 intangibles                           $2.4          0.5          2.9
Restructuring and impairment
 charges                              $(0.3)         1.3          1.0
Operating income (loss)               $39.5         (6.6)        32.9
2004 Fourth Quarter:
Net sales                            $218.4         45.3        263.7
Amortization of purchased
 intangibles                           $3.9          0.5          4.4
Restructuring and impairment
 charges                                 $-         (0.3)        (0.3)
Operating income (loss)               $24.0         (9.2)        14.8

Products By Segment                     2005         2005         2004
                                      Fourth        Third       Fourth
Percent of Total ADC Sales           Quarter      Quarter      Quarter
------------------------------- ------------ ------------ ------------
Broadband Infrastructure and
 Access:
   Global Copper Connectivity            35%          35%          35%
   Global Fiber Connectivity             20           18           15
   Global Enterprise
    Connectivity                         16           16           16
   Wireless Access                        5            7            6
   Wireline Access                        7            6           11
                                ------------ ------------ ------------
     Total BIA                           83           82           83
                                ------------ ------------ ------------
Professional Services                    17           18           17
                                ------------ ------------ ------------
Total ADC                               100%         100%         100%
                                ============ ============ ============


   Broadband Infrastructure and Access

   Comparing fourth quarters on a year-over-year basis, BIA sales of $250 million are 14% higher driven by a 14% increase in global copper connectivity sales, a 50% increase in global fiber connectivity sales and a 9% increase in global enterprise connectivity sales. Our global fiber connectivity sales were boosted by $9 million in sales of FONS products following our acquisition on August 26, 2005. Wireless access sales were approximately flat, with a 47% increase in sales of Digivance wireless distributed antenna systems offset by a decline in wireless amplifier sales. Wireline access sales decreased 21%.
   On a quarterly sequential basis from the third quarter of 2005, BIA sales decreased 4% as a result of a 6% decrease in global copper connectivity sales and a 6% decrease in global enterprise connectivity sales partially offset by a 7% increase in global fiber connectivity sales. Our global fiber connectivity sales were boosted by the FONS acquisition, which more than offset a previously announced decline in OmniReach FTTX sales. Wireless access sales were lower by 34% primarily from a previously announced sales decline of Digivance wireless systems and tower-top amplifiers. Sales of wireline access systems increased 18%.

   Professional Services

   Comparing fourth quarters on a year-over-year basis, 2005 sales for Professional Services of $52 million increased by 15% primarily as a result of increased sales in the United States partially offset by lower sales in Europe. This sales growth was driven primarily by increased sales to wireless and wireline carriers. On a quarterly sequential basis from the third quarter of 2005, Professional Services sales in the fourth quarter of 2005 compared to $55 million in the third quarter of 2005 on lower sales primarily in the United States as a result of decreased work at wireless and wireline carriers.

   2006 Outlook for Annual Numeric Guidance and Information on
Long-term Business Direction

   In order to better align our guidance with the expected business cycle and its variabilities, we are providing annual guidance that reflects our long-term business direction and confidence in fiscal 2006. We remain committed to managing our business with a long-term perspective and expect that quarter-to-quarter fluctuations will continue to be a natural part of our business. These short-term variations can be difficult to plan for and we do not believe them to be critical to the long-term prospects for our business. Beginning with this release, we intend to provide annual numeric guidance with qualitative information on the long-term direction of the business.
   ADC is planning to grow our business again in fiscal year 2006 and currently expects our fiscal 2006 sales to be in the range of $1.275 to $1.350 billion, which is a 9% to 15% increase over fiscal 2005 sales. Based on this sales guidance, subject to sales mix and other factors, GAAP diluted EPS from continuing operations in fiscal 2006 is estimated to be in the range of $0.62-$0.86 (includes approximately $0.29-$0.33 of estimated charges listed in the table below.)



Reconciliation of Estimated EPS and Charges               Fiscal 2006
-------------------------------------------              -------------
Estimated GAAP EPS
 from continuing operations - diluted                    $0.62-0.86(1)
Amortization of purchased intangibles                            0.19
FONS employee retention expense(2)                               0.04
Stock-based compensation expense                            0.06-0.10
                                                         -------------
Estimated adjusted earnings per share
 from continuing operations - diluted                    $0.95-1.15(1)
                                                         =============

(1) Excludes potential future restructuring, impairment and acquisition-related charges, and certain non-operating gains/losses of which the amounts are uncertain at this time.

(2) The FONS employee retention expenses are scheduled to be incurred through the third fiscal quarter of 2006.


   "Looking ahead as a global leader in communications network infrastructure solutions, we believe that ADC can again grow sales in fiscal 2006 at rates faster than aggregate global communications equipment sales for wireline, wireless and enterprise networks," said Switz. "ADC's global customers are upgrading their networks for next-generation voice, data and video services. This creates many growth opportunities for ADC as new network builds are underway and expected to continue for fiber-to-the-X, IPTV, carrier Ethernet, Voice-over-IP, wireless data and distributed antenna systems, and high-definition video services."
   ADC will continue to execute the following long-term growth strategy:

   -- Grow revenues through market share gains with existing products and customer deployments of new organic products.

   -- Acquire products to build scale in ADC's core network infrastructure business, as we demonstrated with the 2004 acquisition of KRONE (global connectivity solutions), and the 2005 acquisitions of OpenCell (wireless distributed antenna systems) and FONS (FTTX solutions).

   -- Grow earnings through lower manufacturing costs and lower operating expenses as a percent of sales.

   -- Minimize income tax payments due to a large deferred tax asset.

   As a result, ADC is confident of achieving progress toward our long-term goal of operating margins of 14% or better in the next three years. Further progress toward this goal is expected to be visible in ADC's financial results beginning in the second half of fiscal 2006 and during fiscal 2007 by:

   -- Transitioning operations in Europe and Asia/Pacific onto ADC's single worldwide enterprise resource planning system; and

   -- Implementing shared service centers and lower-cost manufacturing sites in these regions.

   This goal excludes potential future restructuring, impairment and acquisition-related charges, of which the amounts are uncertain at this time, as well as any items referred to in our guidance for estimated amortization of purchased intangibles, estimated stock-based compensation expenses and scheduled FONS employee retention expenses.
   Historically, ADC's first fiscal quarter sales are lower than our previous fourth fiscal quarter sales as a result of many of our customers being on a calendar-year budget cycle, a lower number of working days due to numerous holidays in this quarter and a general slowdown in activity among our customers in our first fiscal quarter. The working days by quarter in fiscal 2006 are 59 days in the first quarter, 65 days in the second quarter, 62 days in the third quarter and 66 days in the fourth quarter. Second fiscal quarter sales are expected to follow historical seasonal patterns of sequential improvement from first fiscal quarter sales as customer capital spending budgets get approved and there are approximately 10% more working days in the second fiscal quarter. We believe that ADC's expansion into the new growth markets of FTTX, wireless and enterprise (which collectively represent about 27% of total fiscal 2005 sales) may be changing the historical seasonal patterns for our business. In the past, because of our central office-based business, ADC experienced seasonal patterns of sequential sales growth in which our fourth quarter sales were higher than those in the third quarter. This historical seasonal pattern did not apply in fiscal 2005 primarily because of less predictable spending patterns for our FTTX and wireless products.
   Due to historic first quarter seasonality, ADC currently expects sales in the first fiscal quarter of 2006 to be in the range of $275-$285 million, which is a 14% to 18% increase over the first fiscal quarter of 2005. In the first fiscal quarter of 2006, gross margins are expected to be in the range of 32% to 33% as a result of lower volumes and our expectation that FTTX and other new product initiatives will constitute a higher portion of our first quarter sales mix compared to the fourth fiscal quarter of 2005. ADC also expects to record the following estimated charges of approximately $0.09-$0.10 per share in the first quarter of fiscal 2006:



Estimated Charges Per Share                                 Charges
 In First Fiscal Quarter 2005 (1)                          Per Share
-------------------------------------                    -------------
Amortization of purchased intangibles                           $0.05
FONS employee retention expense(2)                               0.02
Stock-based compensation expense                            0.02-0.03
                                                         -------------
  Total estimated charges per share                        $0.09-0.10
                                                         =============

(1) Excludes potential future restructuring, impairment and acquisition-related charges, and certain non-operating gains/losses of which the amounts are uncertain at this time.

(2) The FONS employee retention expenses are scheduled to be incurred through the third fiscal quarter of 2006.


   ADC expects that the calculation of GAAP diluted EPS from continuing operations will be based on the if-converted method, which assumes that our convertible notes are converted to common stock, if such treatment is dilutive. This method results in the fully diluted EPS calculation for continuing operations using a:

   -- Numerator equal to the sum of income from continuing operations plus the addback of after-tax interest expense from the convertible notes. The convertible notes consist of $200 million in 1.0% fixed rate notes maturing on June 15, 2008 and $200 million in variable rate notes maturing on June 15, 2013, with an interest rate equal to 6-month LIBOR plus 0.375%. The interest rate for the variable rate notes will be reset on each June 15 and December 15. The interest rate on the variable rate notes is 3.99625% for the six-month period ending December 15, 2005.

   -- Denominator equal to weighted average common shares outstanding for basic EPS plus employee stock options (where dilutive) plus 14.2 million shares assuming the convertible notes are converted to common stock.

   Income Tax Expense

   Starting in the third quarter of fiscal 2002, the tax benefits of ADC's pre-tax losses have been added to deferred tax assets with an offsetting valuation reserve. As of October 31, 2005, ADC had a total of $1,039 million in deferred tax assets (primarily for U.S. income taxes) that have been offset by a nearly full valuation reserve and as a result are presented on the balance sheet at an insignificant amount. Approximately $226 million of these deferred tax assets relate to capital loss carryovers that can be utilized only against realized capital gains through October 31, 2009. As we generate pre-tax income in future periods, ADC currently expects to record minimal income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of our deferred tax assets are restored on the balance sheet. Excluding the deferred tax assets related to capital loss carryovers, most of the remaining deferred tax assets are not expected to expire until after fiscal 2021.
   A copy of this news release, including the financial guidance it contains, can be accessed at www.adc.com/investorrelations/newsandcommunications/earningsreleases/.

   Reconciliations of Operating Expense and Operating Income

   The table below reconciles GAAP operating expense and income to adjusted operating expense and income to show the derivations of adjusted operating expense as a percent of sales and adjusted operating margin. These reconciliations enable analysis of the impact of the below charges, expenses and amortization on ADC's results.



Reconciliations                2005           2005           2004
(dollars in millions)     Fourth Quarter Third Quarter  Fourth Quarter
------------------------- -------------- -------------- --------------
GAAP operating expense           $101.4           82.9           85.4
Amortization of purchased
 intangibles                       $5.4            2.9            4.4
Write-off of FONS-related
 acquisition charges
 (primarily in-process
 research and
 development)                      $4.5              -              -
Restructuring and
 impairment charges                $7.6            1.0           (0.3)
FONS employee retention
 expense                           $1.6              -              -
                          -------------- -------------- --------------
Adjusted operating
 expense                          $82.3           79.0           81.3
                          ============== ============== ==============
Adjusted operating
 expense as a percent of
 sales                             27.3%          25.1%          30.8%
                          ============== ============== ==============

GAAP operating income              $4.7           32.9           14.8
Amortization of purchased
 intangibles                       $5.4            2.9            4.4
Write-off of FONS-related
 acquisition charges
 (primarily in-process
 research and
 development)                      $4.5              -              -
Restructuring and
 impairment charges                $7.6            1.0           (0.3)
FONS employee retention
 expense                            1.6              -              -
                          -------------- -------------- --------------
Adjusted operating income         $23.8           36.8           18.9
                          ============== ============== ==============
Adjusted operating margin           7.9%          11.7%           7.2%
                          ============== ============== ==============


   Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

   ADC will discuss its fourth quarter 2005 results and current outlook on a conference call scheduled today, December 13, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on Webcasts. Starting today at 6:30 p.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on December 20 by domestic callers at (800) 642-1687 and by international callers at
(706) 645-9291 (conference ID number is 2219897) or on the Internet at www.adc.com/investor, by clicking on Webcasts.

   About ADC

   ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC's innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 140 countries. Learn more about ADC at www.adc.com.

   Cautionary Statement Regarding Forward Looking Information

   All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions that any forward-looking statements made by us in this report or in other announcements made by us are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation: the magnitude and duration of the recovery from the significant downturn in the communications equipment industry, which was primarily during ADC's fiscal years 2001 to 2003, particularly with respect to the demand for equipment by telecommunication service providers, from which a majority of our sales are derived; our ability to restructure our business, to achieve cost efficiency initiatives, and to maintain and grow operating profitability; macroeconomic factors that influence the demand for telecommunications services and the consequent demand for communications equipment; possible consolidation among our customers, competitors or vendors which could cause disruption in our customer relationships or displacement of us as an equipment vendor to the surviving entity in a customer consolidation; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices with respect to product line acquisitions or divestitures; our ability to integrate the operations of any acquired businesses with our own operations; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we presently feel have the greatest growth potential; fluctuations in our operating results from quarter-to-quarter, which are influenced by many factors outside of our control, including variations in demand for particular products in our portfolio which have varying profit margins; the impact of regulatory changes on our customers' willingness to make capital expenditures for our equipment and services; financial problems, work interruptions in operations or other difficulties faced by some of our customers, which can influence future sales to these customers as well as our ability to collect amounts due us; economic and regulatory conditions both inside and outside of the United States, as our sales are split approximately evenly between the U.S. and non-U.S. jurisdictions; our ability to protect our intellectual property rights and defend against infringement claims made by other parties; possible limitations on our ability to raise additional capital if required, either due to unfavorable market conditions, lack of investor demand or the maximum number of additional shares of common stock that we can issue under our corporate charter; our ability to attract and retain qualified employees; our ability to maintain key competencies during a period of reduced resources and restructuring; potential liabilities that could arise if there are design or manufacturing defects with respect to any of our products; our ability to obtain raw materials and components, and our use of contract manufacturers to make certain of our products; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; our ability to successfully defend or satisfactorily settle our pending litigation; and other risks and uncertainties, including those identified in the Risk Factors included in Exhibit 99 of ADC's Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2005. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEETS - UNAUDITED
                             (In millions)

                                ASSETS

                                               October 31, October 31,
                                                  2005        2004
                                               -----------------------

CURRENT ASSETS:
   Cash and cash equivalents                        $95.1       $66.2
   Short-term marketable securities                 350.3       434.6
   Accounts receivable                              195.6       156.2
   Unbilled revenue                                  38.1        34.8
   Inventories                                      140.5        97.6
   Assets of discontinued operations                    -        22.0
   Prepaid and other current assets                  33.4        24.7
                                               -----------------------

      Total current assets                          853.0       836.1

PROPERTY AND EQUIPMENT, net                         221.1       232.5

ASSETS HELD FOR SALE                                    -         6.6

RESTRICTED CASH                                      23.6        21.9

GOODWILL                                            240.5       180.1

INTANGIBLES                                         165.0        93.0

LONG-TERM MARKETABLE SECURITIES                      12.1        26.8

OTHER ASSETS                                         19.7        31.1

                                               -----------------------
   TOTAL ASSETS                                  $1,535.0    $1,428.1
                                               =======================



                 LIABILITIES & SHAREOWNERS' INVESTMENT

CURRENT LIABILITIES:
   Accounts payable                                 $77.4       $72.5
   Accrued compensation and benefits                 80.9        65.6
   Other accrued liabilities                         78.8        80.9
   Income taxes payable                              15.9        27.6
   Restructuring accrual                             33.3        38.4
   Liabilities of discontinued operations               -        16.7
   Notes payable                                      0.3         0.3
                                               -----------------------

      Total current liabilities                     286.6       302.0


   PENSION OBLIGATIONS & OTHER LT OBLIGATIONS        74.5        66.8
   LONG-TERM NOTES PAYABLE                          400.0       400.0
                                               -----------------------
      Total liabilities                             761.1       768.8

   SHAREOWNERS' INVESTMENT
      (116.5 and 115.7 shares outstanding)          773.9       659.3

                                               -----------------------
   TOTAL LIABILITIES AND SHAREOWNERS'
    INVESTMENT                                   $1,535.0    $1,428.1
                                               =======================



             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                              GAAP BASIS
                (In Millions, Except Per Share Amounts)

                              For the Three Months    For the Twelve
                                      Ended             Months Ended
                             ----------------------- -----------------
                             October  July   October  October  October
                               31,     29,     31,      31,      31,
                              2005    2005    2004     2005     2004
                             ------- ------- ------- --------- -------
NET SALES                    $301.6  $314.6  $263.7  $1,169.2  $773.4

COST OF PRODUCT SOLD          195.5   198.8   163.5     748.3   471.1
                             ------- ------- ------- --------- -------
GROSS PROFIT                  106.1   115.8   100.2     420.9   302.3
                             ------- ------- ------- --------- -------
GROSS MARGIN                   35.2%   36.8%   38.0%     36.0%   39.1%

EXPENSES:
   Research and development    19.8    18.4    15.9      71.6    59.1
   Selling and
    administration             64.1    60.6    65.4     244.0   200.6
   Amortization of purchased
    intangibles                 9.9     2.9     4.4      18.0     4.4
   Impairment charges           0.2       -     0.2       0.3     1.7
   Restructuring charges        7.4     1.0    (0.5)     14.7    11.9
                             ------- ------- ------- --------- -------
      Total Expenses          101.4    82.9    85.4     348.6   277.7
                             ------- ------- ------- --------- -------
        As a Percentage of
         Net Sales             33.6%   26.4%   32.4%     29.8%   35.9%

OPERATING INCOME                4.7    32.9    14.8      72.3    24.6
OPERATING MARGIN                1.6%   10.5%    5.6%      6.2%    3.2%
OTHER INCOME (EXPENSE), NET:
      Interest                  1.9     2.8     0.8       7.1     3.7
      Other                    (1.7)   (0.1)    1.2      13.3     7.3
                             ------- ------- ------- --------- -------

INCOME BEFORE INCOME TAXES      4.9    35.6    16.8      92.7    35.6
PROVISION (BENEFIT) FOR
 INCOME TAXES                   2.4     1.5     1.2       7.2     2.0
                             ------- ------- ------- --------- -------
INCOME FROM CONTINUING
 OPERATIONS                     2.5    34.1    15.6      85.5    33.6

DISCONTINUED OPERATIONS, NET
 OF TAX:
   Income (loss) from
    discontinued operations    (0.2)   (2.8)  (15.3)     (1.3)  (67.2)
   Gain (loss) on sale of
    subsidiary                 (1.4)   (7.4)   59.4      26.5    50.0
                             ------- ------- ------- --------- -------
                               (1.6)  (10.2)   44.1      25.2   (17.2)

NET INCOME (LOSS)              $0.9   $23.9   $59.7    $110.7   $16.4
                             ======= ======= ======= ========= =======
NET MARGIN                      0.3%    7.6%   22.6%      9.5%    2.1%

AVERAGE COMMON SHARES
 OUTSTANDING - BASIC          116.5   116.0   115.6     116.0   115.5
                             ======= ======= ======= ========= =======
AVERAGE COMMON SHARES
 OUTSTANDING - DILUTED        117.7   131.4   130.0     131.1   116.0
                             ======= ======= ======= ========= =======

EARNINGS (LOSS) PER SHARE
 FROM CONTINUING OPERATIONS
 - BASIC                      $0.02   $0.29   $0.13     $0.74   $0.29
                             ======= ======= ======= ========= =======
EARNINGS (LOSS) PER SHARE
 FROM CONTINUING OPERATIONS
 - DILUTED                    $0.02   $0.28   $0.13     $0.72   $0.29
                             ======= ======= ======= ========= =======

EARNINGS (LOSS) PER SHARE
 FROM DISCONTINUING
 OPERATIONS - BASIC          $(0.01) $(0.09)  $0.39     $0.21  $(0.15)
                             ======= ======= ======= ========= =======
EARNINGS (LOSS) PER SHARE
 FROM DISCONTINUING
 OPERATIONS - DILUTED        $(0.01) $(0.08)  $0.34     $0.19  $(0.15)
                             ======= ======= ======= ========= =======

NET EARNINGS (LOSS) PER
 SHARE - BASIC                $0.01   $0.20   $0.52     $0.95   $0.14
                             ======= ======= ======= ========= =======
NET EARNINGS (LOSS) PER
 SHARE - DILUTED              $0.01   $0.20   $0.47     $0.91   $0.14
                             ======= ======= ======= ========= =======




                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
              EARNINGS PER SHARE CALCULATION - UNAUDITED
                              GAAP BASIS
                (In Millions, Except Per Share Amounts)


Numerator:                      For the Three Months   For the Twelve
                                        Ended            Months Ended
                               ----------------------- ---------------
                               October  July   October October October
                                 31,     29,     31,     31,     31,
                                2005    2005    2004    2005    2004
                               ----------------------- ---------------
Net income (loss) from
 continuing operations            2.5    34.1    15.6    85.5    33.6
Convertible note interest           -     2.3     1.6     8.6       -
Net income (loss) from
 continuing operations -
 diluted                         $2.5   $36.4   $17.2   $94.1   $33.6
                               ======================= ===============

Denominator:
Weighted average common shares
 outstanding - basic            116.5   116.0   115.6   116.0   115.5
Convertible bonds converted to
 common stock                       -    14.2    14.2    14.2       -
Employee options and other        1.2     1.2     0.2     0.9     0.5
                               ----------------------- ---------------
Weighted average common shares
 outstanding - diluted          117.7   131.4   130.0   131.1   116.0
                               ======================= ===============

Basic income (loss) per share
 from continuing operations     $0.02   $0.29   $0.13   $0.74   $0.29
                               ======================= ===============
Diluted income (loss) per
 share from continuing
 operations                     $0.02   $0.28   $0.13   $0.72   $0.29
                               ======================= ===============






             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
                             (in millions)
                      SUBJECT TO RECLASSIFICATION

                                 Three Months Ended    Twelve Months
                                                            Ended
                               October  July   October October October
                                 31,     29,     31,     31,     31,
                                2005    2005    2004    2005    2004
                               ------- ------- ------- ------- -------
Cash Flows from Operating
 Activities:
    Net Income From
     Continuing Operations       $2.5   $34.2   $11.0   $85.5   $29.0
   Adjustments:
      Impairments                 0.2    (0.5)    0.3     0.3     1.4
      Depreciation and
       amortization              17.9    14.3    12.5    59.4    41.4
      Change in bad debt
       reserves                  (0.3)   (0.9)   (1.4)   (3.1)   (2.7)
      Change in inventory
       reserves                   1.2     1.1    (1.0)    3.1    (0.4)
      Change in warranty
       reserves                  (1.8)   (0.4)      -    (3.6)      -
      Non-cash stock
       compensation               0.8     0.7     0.8     3.0     2.9
      Change in deferred
       income taxes               2.5       -     1.5     2.5     1.5
      Loss (Gain) on sale of
       investments                  -       -       -       -    (4.8)
      Loss on sale of
       business and product
       lines                        -       -       -       -    (2.8)
      Gain on sale of fixed
       assets                     0.3    (0.2)   (0.2)   (4.2)   (0.5)
      Other                       7.0    (0.3)   (0.7)    8.1    (1.8)
      Changes in assets &
       liabilities, net of
       acquisitions:
         Accounts receivable
          and unbilled
          revenues               20.8    (6.0)  (19.3)  (31.9)  (10.7)
         Inventories             (7.5)   (7.9)   16.0   (38.2)   (5.2)
         Prepaid income taxes
          and other assets       (5.4)   (3.8)   15.9   (18.9)   19.3
         Accounts payable        (3.5)   (6.1)    3.6     0.9     1.9
         Accrued liabilities     13.2     2.5     3.8    (4.8)    0.4
                               ------- ------- ------- ------- -------
            Total cash provided
             (used) by
             operating
             activities from
             continuing
             operations          47.9    26.7    42.8    58.1    68.9
            Total cash provided
             (used) by
             operating
             activities from
             discontinued
             operations           0.9    (1.5)  (20.8)   (1.4)  (65.8)
                               ------- ------- ------- ------- -------
            Total cash
             provided (used)
             by operating
             activities          48.8    25.2    22.0    56.7     3.1

Cash Flows from Investing
 Activities:
   Acquisitions, net of cash
    acquired                   (166.1)   (7.1)   (1.3) (173.2) (295.2)
   Divestitures, net of cash
    disposed                     (0.8)   (0.1)   65.1    32.8    70.3
   Property and equipment
    additions                   (11.8)   (7.7)    0.1   (28.3)  (10.3)
   Proceeds from disposal of
    property and equipment          -       -     0.4    16.7    11.2
   Proceeds from
    sale/collection of note
    receivable                      -     9.2       -    18.2       -
   Change in restricted cash     (7.2)    2.6    (2.1)   (1.8)   (6.3)
   Change in Investments        128.6   (24.1)  (78.8)   98.8    15.0
                               ------- ------- ------- ------- -------
            Total cash
             provided (used)
             by  investing
             activities         (57.3)  (27.2)  (16.6)  (36.8) (215.3)


Cash Flows from Financing
 Activities:
   Increase (Decrease) in
    debt                          0.2    (0.2)   (0.5)      -   (10.7)
   Common stock issued            2.2     9.0     0.4    13.6     3.7
                               ------- ------- ------- ------- -------
            Total cash
             provided (used)
             by financing
             activities           2.4     8.8    (0.1)   13.6    (7.0)

Effect of exchange rate on
 cash                               -    (5.2)    0.7    (4.6)   (0.2)
                               ------- ------- ------- ------- -------

Increase in cash and cash
 equivalents                     (6.1)    1.6     6.0    28.9  (219.4)

Cash and cash equivalents,
 beginning of period            101.2    99.6    60.2    66.2   285.6
                               ------- ------- ------- ------- -------

Cash and cash equivalents,
 end of period                  $95.1  $101.2   $66.2   $95.1   $66.2
                               ======= ======= ======= ======= =======




    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306